CONTINUING UNCONDITIONAL GUARANTY

WHEREAS, Zoo Publishing, Inc., a New Jersey corporation (“Seller”) has executed and delivered that certain Deficiency Promissory Note dated of essentially even date herewith made  payable to WORKING CAPITAL SOLUTIONS, INC. (“Purchaser”) in the original principal amount of $340,000.00, and has entered into that certain Termination Agreement Under Factoring and Security Agreement dated of essentially even date herewith with Purchaser (as amended, amended and restated or otherwise modified from time to time, the “Credit Documents”) pursuant to which Seller is to repay all amounts owed to Purchaser under that certain Factoring and Security Agreement dated September 9, 2009 (the “Factoring Agreement”);

WHEREAS, the undersigned previously guaranteed all amounts owed to Purchaser by Seller under the Factoring Agreement, and is desirous of having Purchaser accept and enter into the Credit Documents; and

WHEREAS, the acceptance and entry into the Credit Documents by the Purchaser as aforesaid, is necessary and desirable to the conduct and operation of the business of Seller and will inure to the personal and financial benefit of Guarantor;

NOW, THEREFORE, for value received, the undersigned, and each of them, if there be more than one, (collectively, the “Guarantor”) unconditionally guaranties (i) the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the indebtedness, liabilities and obligations of every kind and nature of Seller to Purchaser or any parent, affiliate or subsidiary of Purchaser (the term “Purchaser” as used hereafter shall include such parents, affiliates and subsidiaries), howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing, or due or to become due, and howsoever owned, held or acquired by Purchaser, whether through discount, overdraft, purchase, direct loan or as collateral or otherwise, including without limitation all obligations and liabilities of Seller to Purchaser under the Credit Documents and (ii) the prompt, full and faithful discharge by Seller of each and every term, condition, agreement, representation and warranty now or hereafter made by Seller to Purchaser (all such indebtedness, liabilities and obligations being hereinafter referred to as the “Seller’s Liabilities”).  Guarantor further agrees to pay all costs and expenses, including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees paid or incurred by Purchaser in endeavoring to collect all or any part of Seller’s Liabilities from, or in prosecuting any action against, Guarantor or any other guarantor of all or any part of Seller’s Liabilities.  All amounts payable by Guarantor under this Guaranty shall be payable upon demand by Purchaser.

Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, and any liens and security interests granted by Guarantor to secure this Guaranty, not constitute a “Fraudulent Conveyance” (as defined below).  Consequently, Guarantor agrees that if the Guaranty, or any liens or security interests securing this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such lien or security interest to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times.  For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the “Bankruptcy Code” (as hereinafter defined) or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

Guarantor hereby agrees that, except as hereinafter provided, its obligations under this Guaranty shall be unconditional, irrespective of (i) the validity or enforceability of Seller’s Liabilities or any part thereof, or of any promissory note or other document evidencing all or any part of Seller’s Liabilities, (ii) the absence of any attempt to collect Seller’s Liabilities from Seller or any other guarantor or other action to enforce the same, (iii) the waiver or consent by Purchaser with respect to any provision of any instrument evidencing Seller’s Liabilities, or any part thereof, or any other agreement heretofore, now or hereafter executed by Seller and delivered to Purchaser, (iv) failure by Purchaser to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Seller’s Liabilities, (v) the institution of any proceeding under Chapter 11 of Title 11 of the United States Code (11 U.S.C. §101 et seq.), as amended (the “Bankruptcy Code”), or any similar proceeding, by or against Seller, or Purchaser’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by Seller as debtor-in-possession, under Section 364 of the Bankruptcy Code, (vii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Purchaser’s claim(s) for repayment of Seller’s Liabilities, or (viii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or Bankruptcy of Seller, protest or notice with respect to Seller’s Liabilities and all demands whatsoever, and covenants that this Guaranty will not be discharged, except by complete performance of the obligations and liabilities contained herein.  Upon any default by Seller as provided in any instrument or document evidencing all or any part of Seller’s Liabilities, including without limitation the Credit Documents, Purchaser may, at its sole election, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount or any portion of Seller’s Liabilities, without first proceeding against Seller, or any other person, firm, or corporation, or against any security or collateral for Seller’s Liabilities.

Purchaser is hereby authorized, without notice or demand and without affecting the liability of Guarantor hereunder, to at any time and from time to time (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, Seller’s Liabilities or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by Seller and delivered to Purchaser; (ii) accept partial payments on Seller’s Liabilities; (iii) take and hold security or collateral for the payment of Seller’s Liabilities guaranteed hereby, or for the payment of this Guaranty, or for the payment of any other guaranties of Seller’s Liabilities or other liabilities of Seller, and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as in its sole discretion it may determine; and (v) settle, release, compromise, collect or otherwise liquidate Seller’s Liabilities and any security or collateral therefor in any manner, without affecting or impairing the obligations of Guarantor hereunder.  Purchaser shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from Seller or any other source, and such determination shall be binding on Guarantor.  All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of Seller’s Liabilities as Purchaser shall determine in its sole discretion without affecting the validity or enforceability of this Guaranty.

Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Seller, and any and all endorsers and/or other guarantors of any instrument or document evidencing all or any part of Seller’s Liabilities and of all other circumstances bearing upon the risk of nonpayment of Seller’s Liabilities or any part thereof that diligent inquiry would reveal and Guarantor hereby agrees that Purchaser shall have no duty to advise Guarantor of information known to Purchaser regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine.  If Purchaser, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, Purchaser shall be under no obligation to update any such information or to provide any such information to Guarantor on any subsequent occasion.

Guarantor consents and agrees that Purchaser shall be under no obligation to marshal any assets in favor of Guarantor or against or in payment of any or all of Seller’s Liabilities. Guarantor further agrees that, to the extent that Seller makes a payment or payments to Purchaser, or Purchaser receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to Seller, its estate, trustee, receiver or any other party, including, without limitation, Guarantor, under any Bankruptcy law, state or federal law, common law or equitable theory, then to the extent of such payment or repayment, Seller’s Liabilities or the part thereof which has been paid, reduced or satisfied by such amount, and Guarantor’s obligations hereunder with respect to such portion of Seller’s Liabilities, shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

Guarantor agrees that any and all claims of Guarantor against Seller, any endorser or any other guarantor of all or any part of Seller’s Liabilities, or against any of Seller’s properties, whether arising by reason of any payment by Guarantor to Purchaser pursuant to the provisions hereof, or otherwise, shall be subordinate and subject in right of payment to the prior payment, in full, of all of Seller’s Liabilities.

Purchaser may, without notice to anyone, sell or assign Seller’s Liabilities or any part thereof, or grant participations therein, and in any such event each and every immediate or remote assignee or holder of, or participant in, all or any of Seller’s Liabilities shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, holder, or participant, as fully as if herein by name specifically given such right, but Purchaser shall have an unimpaired right, prior and superior to that of any such assignee, holder or participant, to enforce this Guaranty for the benefit of Purchaser, as to any part of Seller’s Liabilities retained by Purchaser.

This Guaranty shall be binding upon Guarantor and upon the successors (including without limitation, any receiver, trustee or debtor in possession of or for Guarantor) of Guarantor and shall inure to the benefit of Purchaser and its successors and assigns.  If there is more than one signatory hereto, all references to Guarantor herein shall include each and every Guarantor and each and every obligation of Guarantor hereunder shall be the joint and several obligation of each Guarantor.  Each Guarantor that is a corporation or a partnership hereby represents and warrants that it has all necessary corporate or partnership authority, as the case may be, to execute and deliver this Guaranty and to perform its obligations hereunder.

This Guaranty shall continue in full force and effect, and Purchaser shall be entitled to make loans and advances and extend financial accommodations to Seller on the faith hereof until such time as Purchaser has, in writing, notified Guarantor that all of Seller’s Liabilities have been paid in full and discharged and the Credit Documents have been terminated or until Purchaser has actually received written notice from any Guarantor of the discontinuance of this Guaranty as to that Guarantor, or written notice of the death, incompetency or dissolution of any Guarantor.  In case of any discontinuance by, or death, incompetency or dissolution of, any Guarantor (collectively, a “Termination Event”), this Guaranty and the obligations of such Guarantor and his or its heirs, legal representatives, successors or assigns, as the case may be, shall remain in full force and effect with respect to all of Seller’s Liabilities incurred prior to the receipt by Purchaser of written notice of the Termination Event.  The occurrence of a Termination Event with respect to one Guarantor shall not affect or impair the obligations of any other Guarantor hereunder.

Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

THIS GUARANTY SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

Guarantor irrevocably agrees that, subject to Purchaser’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS GUARANTY SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS.  GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE.  Guarantor hereby irrevocably appoints and designates the Secretary of State of Illinois, whose address is Springfield, Illinois (or any other person having and maintaining a place of business in such state whom Guarantor may from time to time hereafter designate upon ten (10) days written notice to Purchaser and who Purchaser has agreed in its sole discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Purchaser agreeing to act as such attorney and agent), as Guarantor’s true and lawful attorney and duly authorized agent for acceptance of service of legal process.  Guarantor agrees that service of such process upon such person shall constitute personal service of such process upon Guarantor.  GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST GUARANTOR BY PURCHASER IN ACCORDANCE WITH THIS PARAGRAPH.

GUARANTOR HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS GUARANTY.

Notwithstanding anything to the contrary contained in the Guaranty, no payment made by or for the account of Guarantor including, without limitation, (i) a payment made by Guarantor in respect of Seller’s Liabilities or (ii) a payment made by any other person under any other guaranty, shall entitle the Guarantor by subrogation or otherwise, to any payment from Seller or from or out of any property of Seller and Guarantor shall not exercise any right or remedy against Seller or any property of Seller by reason of any performance by Guarantor under the Guaranty.

So long as this Guaranty is continuing, the Guarantor covenants and agrees to furnish the Purchaser or its authorized representatives information regarding the business affairs, operations and financial condition of the Guarantor, including, but not limited to as soon as available, and in any event, within ninety (90) days after the close of each fiscal year of the Guarantor, a copy of the annual audited financial statements of the Guarantor regarding such fiscal year, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as the Purchaser may request, in reasonable detail, prepared and certified by an independent certified public accountant acceptable to the Purchaser, containing an unqualified opinion. The Guarantor represents and warrants to the Purchaser that (a) the Guarantor shall at all times maintain a standard and modern system of accounting in all respects in accordance with generally accepted accounting principals, consistently applied, (b) no change with respect to the such accounting principles shall be made by the Guarantor without giving prior notification to the Purchaser, (c) the financial statements of the Guarantor furnished to the Purchaser at or prior to the execution and delivery of this Guaranty fairly present the financial condition of the Guarantor for the periods shown therein, and since the dates covered by the most recent of such financial statements, there has been no material adverse change in the Guarantor’s business operations or financial condition, (d) the Guarantor agrees to advise the Purchaser immediately of any adverse change in the financial condition, the operations or any other status of the Guarantor, and (e) the Purchaser shall have the right at all times during business hours to inspect the books and records of the Guarantor and make extracts therefrom.  Except as expressly shown on the most recent of such financial statements, the Guarantor owns all of its assets free and clear of all liens; is not a party to any litigation, nor is any litigation threatened to the knowledge of the Guarantor which would, if adversely determined, cause any material adverse change in its business or financial condition; and has no delinquent tax liabilities, nor have any tax deficiencies been proposed against it.  The Guarantor shall not sell, lease, transfer, convey or assign any of its assets, unless such sale, lease, transfer, conveyance or assignment is performed in the ordinary course of its business consistent with past practices, and will not have a material adverse effect on the business or financial condition of the Guarantor or its ability to perform its obligations hereunder.

[The remainder of this page has been left blank intentionally.
Signature follow on the next page.]

IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned as of this 24th day of June, 2011.

GUARANTOR:

Zoo Entertainment, Inc., a Delaware corporation

By:	/s/ David Fremed

Name:	David Fremed

Title:	CFO

Address:	3805 Edwards Road Suite 400 Cincinnati, OH 45209
Attention: Mark Seremet